UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2005

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2005, following an inquiry from the Office of the Chief Accountant of the Securities and Exchange Commission, and subsequent discussions with Deloitte & Touche, LLP (the independent registered public accounting firm for both Duquesne Light Holdings (Holdings) and Duquesne Light Company (Duquesne Light)), management determined that it would restate prior period financial statements as contained in the Annual Reports on Form 10-K for the year ended December 31, 2003 for both Holdings and Duquesne Light. These restatements will adjust certain classification issues with respect to both the consolidated balance sheets and consolidated statements of cash flows in each Form 10-K. None of the classification issues have any impact on the historical earnings of either Holdings or Duquesne Light.

Management of both Holdings and Duquesne Light determined that such classification issues also necessitate restatements of the Holdings and Duquesne Light Quarterly Reports on Form 10-Q for the first three quarters of 2004.

Management of both Holdings and Duquesne Light, as well as the Audit Committee of the Holdings Board of Directors, concluded that the previously issued financial statements and related auditor’s reports included in the above-listed Forms 10-K and 10-Q should no longer be relied upon for the above-described reasons.

The restatements will be filed as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date March 4, 2005	/s/ Stevan R. Schott
(Signature)
Stevan R. Schott
Senior Vice President and
Chief Financial Officer

Duquesne Light Company
(Registrant)

Date March 4, 2005	/s/ Stevan R. Schott
(Signature)
Stevan R. Schott
Senior Vice President and
Chief Financial Officer